                                                                    EXHIBIT 99.2


                         NOTICE OF GUARANTEED DELIVERY

                             TO TENDER FOR EXCHANGE
                10 1/2% SENIOR SECURED NOTES DUE 2008, SERIES B

                                       OF

                             BLUEGREEN CORPORATION
                                  PURSUANT TO
                     PROSPECTUS DATED                , 1998

     This Notice of Guaranteed Delivery or a form substantially equivalent hereto must be used to accept the offer (the "Exchange Offer") of Bluegreen Corporation, a Massachusetts corporation (the "Company"), to exchange $1,000 principal amount of its 10 1/2% Senior Secured Notes due 2008, Series B for each $1,000 principal amount of its outstanding 10 1/2% Senior Secured Notes due 2008 (the "Outstanding Notes") if (a) certificates representing the Outstanding Notes are not immediately available or (b) time will not permit the Outstanding Notes and all other required documents to reach the Exchange Agent on or prior to the Expiration Date. This form may be delivered by an Eligible Institution (as defined) by mail or hand delivery, or transmitted via facsimile, telegram or telex, to the Exchange Agent as set forth below. All capitalized terms used herein but not defined herein shall have the meanings ascribed to them in the
Prospectus dated             , 1998 (the "Prospectus").

     THE EXCHANGE OFFER IS NOT BEING MADE TO (NOR WILL THE SURRENDER OF OUTSTANDING NOTES BE ACCEPTED FROM OR ON BEHALF OF) HOLDERS OF OUTSTANDING NOTES IN ANY JURISDICTION IN WHICH THE MAKING OR ACCEPTANCE OF THE EXCHANGE OFFER WOULD NOT BE IN COMPLIANCE WITH THE LAWS OF SUCH JURISDICTION.
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   The Exchange Offer will expire at 5:00 p.m., New York City Time on
               , 1998, unless extended. Tenders of 10 1/2% Senior Secured
   Notes due 2008, Series B may only be withdrawn under the circumstances described in the Prospectus and the Letter of Transmittal.
--------------------------------------------------------------------------------

                   The Exchange Agent for the Exchange Offer:

              SUNTRUST BANK, CENTRAL FLORIDA, NATIONAL ASSOCIATION

         By Registered or Certified Mail:                           By Overnight Courier:
          SunTrust Bank, Central Florida,                      SunTrust Bank, Central Florida,
               National Association                                 National Association
               Attention:                                           Attention:

             By Hand before 4:30 P.M.:                                  By Facsimile:
          SunTrust Bank, Central Florida,                      SunTrust Bank, Central Florida,
               National Association                                 National Association
               Attention:                                           Attention:
                                                                  Confirm by Telephone to:

     Delivery of this Notice of Guaranteed Delivery to an address, or transmission via facsimile, telegram or telex, other than as set forth above, will not constitute a valid delivery.

     This form is not to be used to guarantee signatures. if a signature on the Letter of Transmittal is required to be guaranteed by an "Eligible Institution" under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

Ladies and Gentlemen:

     The undersigned hereby tender(s) to the Company, upon the terms and subject to the conditions set forth in the Prospectus, receipt of which is hereby acknowledged, the principal amount of Outstanding Notes set forth below, pursuant to the guaranteed delivery procedures set forth in the Prospectus under the caption "The Exchange Offer -- Guaranteed Delivery Procedures."

     Subject to and effective upon acceptance for exchange of the Outstanding Notes tendered herewith, the undersigned hereby sells, assigns and transfers to or upon the order of the Company all right, title and interest in and to, and any and all claims in respect of or arising or having arisen as a result of the undersigned's status as a holder of, all Outstanding Notes tendered hereby. In the event of a termination of the Exchange Offer, the Outstanding Notes tendered pursuant thereto will be returned promptly to the tendering Outstanding Note holder.

     The undersigned hereby represents and warrants that the undersigned accepts the terms and conditions of the Prospectus and the Letter of Transmittal, has full power and authority to tender, sell, assign and transfer the Outstanding Notes tendered hereby and that the Company will acquire good and unencumbered title thereto, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claim. The undersigned will, upon request, execute and deliver any additional documents deemed by the Exchange Agent or the Company to be necessary or desirable to complete the sale, assignment and transfer of the Outstanding Notes tendered.

     All authority herein conferred or agreed to be conferred by this Notice of Guaranteed Delivery shall survive the death or incapacity of the undersigned and every obligation of the undersigned under this Notice of Guaranteed Delivery shall be binding upon the heirs, personal representatives, executors, administrators, successors, assigns, trustees in bankruptcy and other legal representatives of the undersigned.

                            PLEASE SIGN AND COMPLETE

Signature(s) of Registered Holder(s) or Authorized
Signatory:                                                                  Addresses:

-----------------------------------------------------  -----------------------------------------------------

-----------------------------------------------------  -----------------------------------------------------

-----------------------------------------------------  -----------------------------------------------------
Name(s) of Registered Holder(s) No.:                                  Area Code and Telephone

-----------------------------------------------------  -----------------------------------------------------

-----------------------------------------------------  -----------------------------------------------------

  If Outstanding Notes will be delivered by a book-entry transfer, provide the following information:

Principal Amount of Outstanding Notes Tendered:
                                               ---------------------------------

Transaction Code No.:
                     -----------------------------------------------------------

Certificate No(s). of Outstanding Notes (if available):
                                                       -------------------------

Depository Account No.:
                       ---------------------------------------------------------

     This Notice of Guaranteed Delivery must be signed by the registered holder(s) of Outstanding Notes exactly as their name(s) appear(s) on the Outstanding Notes or by person(s) authorized to become registered holder(s) by endorsements and documents transmitted with this Notice of Guaranteed Delivery. If signature is by a trustee, guardian, attorney-in-fact, officer of a corporation, executor, administrator, agent or other representative, such person must provide the following information:

                      PLEASE PRINT NAME(S) AND ADDRESS(ES)

Name(s):
        ------------------------------------------------------------------------

        ------------------------------------------------------------------------

Capacity:
         -----------------------------------------------------------------------

         -----------------------------------------------------------------------

Address(es):
            --------------------------------------------------------------------

            --------------------------------------------------------------------

                                   GUARANTEE
                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

     The undersigned, a member of a registered national securities exchange or a member of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office or correspondent in the United States (each, an "Eligible Institution"), hereby guarantees that, within three business days from the date of this Notice of Guaranteed Delivery, a properly completed and validly executed Letter of Transmittal (or a facsimile thereof), together with Outstanding Notes tendered hereby in proper form for transfer (or confirmation of the book-entry transfer of such Outstanding Notes into the Exchange Agent's account at a Book-Entry Transfer Facility) and all other required documents will be deposited by the undersigned with the Exchange Agent at one of its addresses set fort above.

Name of Firm:
             -------------------------------------------------------------------

Authorized Signature:
                     -----------------------------------------------------------

Address:
        ------------------------------------------------------------------------

Name:
     ---------------------------------------------------------------------------

Title:
      --------------------------------------------------------------------------

Area Code and Telephone No.:
                            ----------------------------------------------------

Date:
     ---------------------------------------------------------------------------

     DO NOT SEND OUTSTANDING NOTES WITH THIS FORM. ACTUAL SURRENDER OF NOTES MUST BE MADE PURSUANT TO, AND BE ACCOMPANIED BY, A PROPERLY COMPLETED AND VALIDLY EXECUTED LETTER OF TRANSMITTAL AND ANY OTHER REQUIRED DOCUMENTS:

                 INSTRUCTIONS FOR NOTICE OF GUARANTEED DELIVERY

     1. Delivery. A properly completed and duly executed copy of this Notice of Guaranteed Delivery and any other documents required by this Notice of Guaranteed Delivery must be received by the Exchange Agent at its address set forth herein prior to the Expiration Date. The method of delivery is at the election and sole risk of the holders and the delivery will be deemed made only when actually received by the Exchange Agent. In all cases, sufficient time should be allowed to assure timely delivery.

     2. Requests for Assistance or Additional Copies. Questions and requests for assistance and requests for additional copies of this document and/or the Prospectus may be directed to the Exchange Agent at the address specified in the Prospectus. Holders may also contact their broker, dealer, commercial bank, trust company or other nominee for assistance concerning the Exchange Offer.